Exhibit 99.1

Amarantus Enters into a Letter of Intent to Acquire Certain Biotechnology Assets from SeD BioMedical Inc.

SINGAPORE and SAN FRANCISCO, February 27, 2017 /PRNewswire/ --

●	Amarantus evaluating four SeD BioMedical assets for potential acquisition into its portfolio of biotechnology assets

●	LOI contemplates capital infusion into Amarantus to assist in restructuring and long term growth plan for building shareholder value

●	Amarantus names four new appointees to its Board of Directors and names Ronald Wei interim-CFO of Amarantus

SeD Biomedical Inc. (SeD Biomedical), a Singapore-based wholly owned subsidiary of Singapore eDevelopment Limited (40V.SI),  focusing in the area of biomedical product development, and Amarantus BioScience Holdings, Inc. (AMBS), a US-headquartered biotechnology company focused on developing products for Regenerative Medicine, Neurology and Orphan Diseases, today announced that both companies have entered into a non-binding Letter of Intent ("LOI") for Amarantus to acquire as many as four of SeD Biomedical's biotechnology platforms.  SeD Biomedical and its Singapore-based holding company, SeD, are under the control of current SeD CEO and largest shareholder Mr. Chan Heng Fai. The LOI comes as part of the Amarantus' overall restructuring plan initiated in November, 2016. Dominick & Dickerman, a New York-based investment banking and advisory firm founded in 1870, is serving as financial advisor to Amarantus for the restructuring and potential asset acquisitions.

INTRODUCTION

On February, 27, 2016, the Board of Directors of Singapore eDevelopment Limited ("SeD") announced that its subsidiary, namely, SeD BioMedical Inc. ("SeD Biomed"), has entered into a non-binding letter of intent ("LOI") with Amarantus BioScience Holdings, Inc. ("Amarantus") (AMBS) in relation to:

(1) a bridge financing for Amarantus (the "Bridge Financing"); and

(2) an asset investment into Amarantus (the "Asset Investment").

The LOI is intended to be a basis for further negotiations and does not constitute any legally binding obligations.

PRINCIPAL TERMS IN RELATION TO THE BRIDGE FINANCING

Prior to the Asset Investment, SeD Biomed will make available funding to help Amarantus pay down key expenses, and initiate the process of settling Amarantus' outstanding secured debt and convertible preferred equity securities, in addition to Amarantus' accounts payable. The use of funds will be mutually agreed between Amarantus and SeD Biomed.

PRINCIPAL TERMS IN RELATION TO THE ASSET INVESTMENT

The terms of the LOI, as described below, set out the key understanding between SeD Biomed and Amarantus in relation to the Asset Investment, which is subject to the execution of definitive agreement(s) for the Asset Investment.

Target Assets. SeD Biomed proposes to invest in one or more of the following biomedical assets described below and thereafter invest such biomedical assets into Amarantus.

Asset Name Description

1.	Flavonoid Compound Composition for treating neurological disorders such as Alzheimer's Disease (Medical Food)

2.	Clorinated Myrectin Shuts down kinases linked to cancer

3.	Praesidium Natural mosquito repellent

4.	Path-way Anti-Pathogenic Solution Broad spectrum antimicrobial compound

SeD Biomed currently has not acquired any of the abovementioned biomedical assets, the acquisition of which is still subject to negotiation, appropriate due diligence and the signing of definitive agreement(s).

Valuation of the Target Assets. Each of the Target Assets shall be subject to valuation by an independent expert valuation firm, mutually determined by SeD Biomed and Amarantus. The costs for the independent expert valuation shall be borne solely by Amarantus.

Consideration. The consideration, principally by way of shares, shall be paid by Amarantus to SeD Biomed in such manner as to be mutually agreed and determined based on the independent expert valuation.

Board Seats and Management. SeD Biomed shall be entitled to appoint four (4) directors to the board of directors of Amarantus, and in addition is entitled to appoint an additional two directors (2) following the first tranche of the Bridge Financing. In addition, SeD Biomed shall be entitled to appoint an interim-CFO.

Termination. Each party shall have the right to terminate the LOI by written notice to the other party within fourteen (14) business days, in the event of a dissolution, filing of bankruptcy proceedings, filing of application for the appointment of a receiver, making of a general assignment for the benefit of creditors, and insolvency, in each case on the part of the other party.

Stand Still Period. Unless the LOI is terminated, Amarantus agrees that for a period commencing from the date of execution of the LOI up to and including the last Closing Date (as defined below), SeD Biomed shall have the exclusive first right to invest assets and/or funds into Amarantus, provided that SeD Biomed shall give approval to Amarantus to accept from other third parties, assets and/or funds required by Amarantus in excess of US$250,000, subject to fifteen (15) days' prior notice. SeD Biomed and Amarantus may extend the Stand Still Period by mutual agreement.

Closing Date. The Closing Date for each Target Asset investment into Amarantus shall be determined as three (3) business days following the fulfilment of the respective Conditions Precedent (as defined below) in respect of each Target Asset with the first Closing Date being on or before 30 June 2017 and the last Closing Date being 1 February 2018.

Conditions Precedent. (1) Release of all current liens held by secured debt holders of Amarantus; and (2) Completion of Bridge Financing.

FOUR (4) SeD BIOMED APPOINTEES TO THE AMARANTUS BOARD OF DIRECTORS

Mr. Rongguo (Ronald) Wei, CPA, CFO at SeD Development Management, LLC

Interim-CFO of Amarantus and Board of Directors

Mr. Wei is a finance professional with more than 15 years working experiences in several multinational and private corporations in both US and China. As the Chief Financial Officer of SeD Development Management, Mr. Wei is responsible for oversight of all finance, accounting, reporting, and taxation activities. He worked for several different US multinational and private companies and developed his career from entry level finance & accounting position to the senior management step by step. Before Mr. Wei came to US, he worked as an equity analyst in Hongyuan Security, in Beijing, China, concentrating on industrial and public company research and analysis. Mr. Wei is an active Certified Public Accountant and received MBA from University of Maryland and Master of Business Taxation from University of Minnesota. Mr. Wei also holds a Master Business degree from Tsinghua University and Bachelor degree from Beihang University.

Steven Spence, Managing Director at Dominick & Dickerman

Board of Directors

Steven Spence has over 30 years of experience in capital markets, business development and as a corporate advisor. Mr. Spence joined Dominick & Dickerman in 2014. After 3 years brokering swaps and FRAs at Eurobrokers International Ltd., Mr. Spence began a 17-year career at Merrill Lynch where he created, developed and managed various listed derivative operations for Merrill Lynch in the United States, Switzerland, France and throughout Asia. He returned to New York to run Global Listed Derivatives and subsequently to London where he served as COO of Merrill Lynch Security Services International. After leaving Merrill Lynch in 2003, Mr. Spence was an independent business consultant to public and private companies, serving as COO, independent Director and advisor to various companies and financial institutions. Mr. Spence is a graduate of Columbia University. Mr. Spence currently holds the series 7, 79, 24 and 66 FINRA Licenses.

Robert Trapp, GM at SeD Development LLC Management

Board of Directors

Mr. Trapp has over 30 years of cross-cultural business experience with both public and privately owned companies in Asia, USA and Canada from a diversity of industries - hospitality & tourism, finance, real estate, mining, software and consumer goods. His expertise is in the areas of operational management, administration, financial management, marketing, and regulatory compliance. Mr. Trapp held senior-level positions, these roles included; CEO, GM, CFO, Managing Director and participated on several boards. Mr. Trapp served as Senior Vice President with Inter-American Management LLC, a property management company and currently General Manager of SeD Home Inc. and CEO of BMI Capital International.  Mr. Trapp has experienced restructuring and a market capitalization of various types of companies. Mr. Trapp held securities licenses that included 24, 27, 7, 63, and 79. He holds a Bachelor of Commerce degree from the University of Calgary and Bachelor of Applied Arts in Hospitality & Tourism Management from Ryerson Polytechnical Institute in Toronto, Ontario.

Conn Flanigan, General Counsel at Global Medical REIT

Board of Directors

Mr. Flanigan has served as Secretary and General Counsel of Global Medical Reit since December 2013. Mr. Flanigan is also the Secretary and General Counsel of Singapore eDevelopment., Mr. Flanigan has served as General Counsel and Secretary and as a director of American Housing REIT Inc. (f/k/a On Target360 Group, Inc.). Additionally, Mr. Flanigan has served as General Counsel with eBanker Corporate Services, Inc., a Colorado subsidiary of ZH International Holdings Limited, since 2007. Mr. Flanigan received a B.A. in International Relations from the University of San Diego in 1990 and a Juris Doctor Degree from the University of Denver Sturm College of Law in 1996.

INTERESTS OF SeD DIRECTORS AND SUBSTANTIAL SHAREHOLDERS

Mr Chan Heng Fai is an Executive Director and the Chief Executive Officer of SeD and is also a controlling shareholder of the SeD. In addition, Mr Chan Heng Fai is a director and the sole shareholder of a controlling shareholder of the SeD, namely, Hengfai Business Development Pte. Ltd. ("HBD"). Mr Chan Heng Fai is therefore deemed interested in the shares of SeD held by HBD. Mr Chan Tung Moe, an Executive Director of SeD, is the son of Mr. Chan Heng Fai.

In 2016, Amarantus disposed of its wholly-owned diagnostics subsidiary, namely, Amarantus

Diagnostics, Inc., to Avant Diagnostics, Inc. ("Avant") (AVDX). Avant, in turn, paid an aggregate consideration of 80,000,000 shares of its common stock and a US$50,000 convertible promissory note for the acquisition.

Avant is a diagnostic company which focuses on the commercialization of a series of proprietary microarray-based diagnostic tests that provide early detection of cancer, neurodegenerative diseases, and other chronic and severe disease states. Avant's product, namely, OvaDx, is a non-invasive proteomics diagnostic screening test for the early detection of ovarian cancer. Avant was founded in 2009 and is headquartered in Scottsdale, Arizona.

Mr. Chan Heng Fai has disclosed that he is a director and the sole shareholder of Xpress Group International Limited. Xpress Group International Limited and Dominick Membership LLC (the Amarantus Investors"), who are institutional investors, were issued 12% senior secured convertible notes ("Secured Note") in principal amount of US$175,000 and US$75,000 respectively by Amarantus on 1 November 2016 pursuant to a securities purchase agreement dated 25 October 2016. The Secured Note matures on 1 November 2017 (the "Maturity Date") and shall accrue interest at a rate equal to 12% per annum. It is convertible at any time into either shares in Amarantus at a fixed conversion price of US$0.0125 per share or shares in Avant owned by Amarantus at a conversion price of US$0.16 per Avant share. If the market price of Avant shares based on an average closing trading price of Avant shares for the five (5) trading days immediately prior to the conversion date (the "Conversion Market Price") is less than US$0.32, then the Amarantus Investors shall receive additional Avant shares such that the total additional amount of Avant shares received by the Amarantus Investors as of the conversion date, when valued at the Conversion Market Price, will equal the principal amount of the Secured Note (plus all accrued and unpaid interest) up to a maximum of 5.5 million Avant shares. On the Maturity Date, all outstanding principal and accrued and unpaid interests shall be converted into shares in Amarantus or Avant.For further information, please refer to Amarantus' Current Report on Form 8-K dated 1 November 2016, which is available at http://www.Amarantus.com.

Except as disclosed above, none of the directors and/or substantial shareholders of the SeD or persons connected to the directors or substantial shareholders of SeD has any interest, whether direct or indirect, in the Asset Investment except for their respective shareholdings in SeD.

CONVERTIBLE PROMISSORY NOTE IN AMARANTUS

SeD's wholly-owned Hong Kong subsidiary, namely, BMI Capital Partners International Limited

("BMI") has partnered with a licensed U.S. investment banking and advisory firm, namely, Dominick & Dickerman LLC to offer debt restructuring and capital raising services ("Restructuring Services") to Amarantus.

In consideration for Restructuring Services provided by BMI, Amarantus has issued a 0% convertible promissory note with an aggregate value of US$500,000 (the "Convertible Note"). The Convertible Note may be converted into shares in Amarantus at a conversion price of US$0.025 per share on or within 12 months from the date of issuance i.e. 18 October 2016 subject to five (5) days prior written notice to Amarantus. If the Convertible Note is not converted into shares in Amarantus on or before 17 October 2017, the Convertible Note shall be converted into shares in Amarantus on 18 October 2017 at a conversion price of US$0.025 per share.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (AMBS) is a biotechnology company developing treatments and diagnostics for diseases in the areas of neurology, regenerative medicine and orphan diseases. AMBS acquired the rights to the Engineered Skin Substitute program (ESS), a regenerative medicine-based approach for treating severe burns with full-thickness autologous skin grown in tissue culture. AMBS has development rights to eltoprazine, a Phase 2b-ready small molecule indicated for Parkinson's disease levodopa-induced dyskinesia, adult ADHD and Alzheimer's aggression, and owns the intellectual property rights to a therapeutic protein known as mesencephalic astrocyte-derived neurotrophic factor (MANF) and is developing MANF-based products as treatments for brain and ophthalmic disorders. MANF was discovered from Amarantus' proprietary discovery engine PhenoGuard. AMBS also received 80 million shares of Avant Diagnostics, Inc. via the sale of its wholly-owned subsidiary Amarantus Diagnostics, Inc.

For further information please visit http://www.Amarantus.com, or connect with the Amarantus on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Amarantus Investor and Media Contact:
Ascendant Partners, LLC
Fred Sommer
+1-732-410-9810
fred@ascendantpartnersllc.com

SeD Biomedical Contact:
The contact person for SeD is Mrs. Joan Ling-Lau, SVP, Head of Corporate Finance, Hong Leong Finance Limited, at 16 Raffles Quay, #40-01A Hong Leong Building, Singapore 048581, telephone: +65-6415-9885.